UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Convertible Promissory Note and Warrant with Auctus Fund, LLC.

On August 19, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Auctus Fund, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 8% secured convertible promissory note, (the “Note”) in the aggregate principal amount of $85,000 in exchange for a purchase price of $75,000.

Pursuant to the SPA, the Company agreed to pay the Investor $10,000 to cover the Investor’s due diligence expenses incurred in connection with the SPA and Note, which is to be offset against the proceeds of the Note. The proceeds will be used by the Company for working capital and other general corporate purposes. Pursuant to the SPA, the Company agreed not to conduct any equity (or debt with an equity component) financing (the “Future Offering”), other than certain excepted issuances as set forth in the SPA, during the period beginning on the closing date of the SPA and ending12 months following such date without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures on August 19, 2020. Additionally, the Company agreed pursuant to the Note, that so long as any funds are owed by the Company under the Note, that the Company will not incur “indebtedness,” as such term is defined in the Note, that is senior to the Note.

The Note is convertible into shares of the Company’s common stock, $0.001 par value per share, at any time beginning from the issuance date of the Note, at a conversion price equal to the lesser of (i) the lowest Trading Price (as defined in the Note) during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of the Note, and (ii) the Variable Conversion Price (as defined therein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). Further in accordance with the terms of the Note, while the Note is outstanding, if any third party has the right to convert any funds into shares of the Company’s common stock at a discount to market greater than the conversion price under the Note in effect at that time, then the Investor in its sole discretion, may utilize such greater discount percentage until the Note is no longer outstanding. Additionally, pursuant to the Note, if at any time while the Note is outstanding, the Company either sells shares of its common stock at a price lower than the conversion price then in effect under the Note, or if the Company sells any securities exercisable, exchangeable or convertible into shares of the Company’s common stock at a price lower than the conversion price then in effect under the Note, then the conversion price under the Note shall be adjusted to equal such lower price. Provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates.

The Note carries a pre-payment penalty if the Note is paid off in 90, 180, 210, 240 or 269 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 130%, 135%, 140% and 145% respectively. After the expiration of 269 days following the issue date, the Company shall have no right of prepayment.

In connection with the Note, and pursuant to the SPA, the Company agreed to issue to the Investor, a warrant (the “Warrant”) to purchase 28,333 shares of the Company’s common stock as a commitment fee. The Warrant has a term of five (5) years and an exercise price of $1.50.

The foregoing descriptions of the SPA, the Note, and the Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Securities Purchase Agreement and Convertible Promissory Note with GW Holdings Group, LLC.

On August 21, 2019, the Company entered into a securities purchase agreement (the “GW SPA”) with GW Holdings Group, LLC (“GW”) pursuant to which the Company agreed to issue a 12% Convertible Promissory Note, (the “GW Note”) in the principal amount of $55,125 in exchange for a purchase price of $50,000, with $2,625 representing the original issue discount. The GW Note was funded by GW on August 21, 2019, when the Company received $50,000, after lender costs of $2,500. The GW SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The GW Note matures on August 21, 2020. The GW Note is convertible into shares of the Company’s common stock, at a conversion price equal to 58% multiplied by the average of the two lowest trading prices during the 20 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion. The GW Note carries a pre-payment penalty if the Note is paid off in 60 or every 30 days thereafter up to 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, if paid before 60 days, and additional 5% increments accumulating for every 30 days thereafter up to 180 days. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Company also issued a Back End Note to GW (the “GW Back End Note”), under the same conditions and terms as the GW Note. The GW Back End Note was collateralized by the issuance to the Company by GW on August 21, 2019, of a $52,500 Collateralized Secured Promissory Note (the “Promissory Note”) due May 21, 2020.

The foregoing descriptions of the GW SPA, the GW Note, the GW Back End Note and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the GW SPA, GW Note, the GW ack End Note and the Promissory Note, copies of which are filed as Exhibits 10.4, 10.5,10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Securities Purchase Agreement and Convertible Promissory Note with Crossover Capital Fund I, LLC

On August 23, 2019, the Company entered into a securities purchase agreement (the “CC SPA”) with Crossover Capital Fund I, LLC (“CC”) pursuant to which the Company agreed to issue a 12% Convertible Promissory Note, (the “CC Note”) in the principal amount of $37,800 in exchange for a purchase price of $36,000, with the $1,800 difference representing the original issue discount. The CC Note was funded by CC on August 23, 2019, when the Company received $33,500, after lender costs of $2,500. The CC SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The CC Note matures on May 23, 2020. The CC Note is convertible into shares of the Company’s common stock, at a conversion price equal to 58% multiplied by the average of the two lowest trading prices during the 20- trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion. The CC Note carries a pre-payment penalty if the Note is paid off in 60 or every 30 days thereafter up to 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, if paid before 60 days, and additional 5% increments accumulating for every 30 days thereafter up to 180 days. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

The foregoing descriptions of the CC SPA and the CC Note do not purport to be complete and are qualified in their entirety by reference to the full text of the CC SPA and CC Note, copies of which are filed as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Notes and the Warrant, included herein, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Auctus Fund, LLC dated August 19, 2019.*

10.2	Convertible Promissory Note issued to Auctus Fund, LLC by Ozop Surgical Corp. dated August 19, 2019.*

10.3	Warrant issued by Ozop Surgical Corp. to Auctus Fund, LLC dated August 19, 2019.*

10.4	Securities Purchase Agreement entered into between Ozop Surgical Corp. and GW Holdings Group, LLC dated August 21, 2019.*

10.5	Convertible Promissory Note issued to GW Holdings, Group, LLC by Ozop Surgical Corp. dated August 21, 2019.*

10.6	Back End Convertible Promissory Note issued to GW Holdings, Group, LLC by Ozop Surgical Corp. dated August 21, 2019.*

10.7	Collateralized Secured Promissory Note issued to Ozop Surgical Corp. by GW Holdings, Group, LLC dated August 21, 2019.*

10.8	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Crossover Capital Fund I, LLC dated August 23, 2019.

10.9	Convertible Promissory Note issued to Crossover Capital Fund I, LLC by Ozop Surgical Corp. dated August 23, 2019.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: August 23, 2019	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer